FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (date of earliest event reported): November 7, 2006

                          GLOBETEL COMMUNICATIONS CORP.
             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      0-23532                  88-0292161
(State or Other Jurisdiction    (Commission File Number)    (I.R.S. Employer
      of Incorporation)                                   Identification No.)

        9050 Pines Blvd., Suite 255, Pembroke Pines, FL            33024
          (Address of Principal Executive Offices)               (Zip Code)

      Registrant's telephone number, including area code: 954-241-0590


            Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d- 2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e- 4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)

Michael A. DeCarlo Jr., has been appointed as interim Chief Financial Officer. A certified public accountant since 1981, Mr. DeCarlo has most recently had his own practice and prior thereto worked at Mallah Furman & Co. in Miami, Florida. Earlier in his career he worked for firms now known as Deloitte-Touche, Ernst & Young, Berkowitz Dick Pollack and Brant. His full 28-year career comprises work in the public accounting and private sectors, principally providing forensic accounting, litigation advisory services, investigations and dispute resolution; auditing of public companies and multi-national businesses; due diligence in connection with mergers, acquisitions and divestitures; and business advisory and consulting services.

Mr. DeCarlo has served as an appointed member of the Accounting and Auditing Committee of the Florida Institute of Certified Public Accountants, and is a member of the Association of Certified Fraud Examiners and the Association of Forensic Accountants. He is also past president of the Board of Directors of Miami-Dade Area Health and Education Centers


Item 7.01 Regulation FD

On November 13, 2006 the Company disseminated a press release announcing the appointment of Michael DeCarlo.

Exhibits.

      99.1        Press Release dated November 13, 2006


                                    SIGNATURE

      Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                          GlobeTel Communications Corp.


Dated: November 13, 2006                   By: /s/ Peter Khoury
                                           --------------------------
                                           Peter Khoury
                                           Chief Executive Officer